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                                                                    EXHIBIT 99.1


PRESS RELEASE OF META GROUP, INC.
Thursday, February 21, 2002

--------------------------------------------------------------------------------



Contact:       Alison Ziegler                        Peter Ward
               FRB/Weber Shandwick                   META Group Inc.
               (212) 445-8432                        (203) 973-6700
                                                     peter.ward@metagroup.com



                                                           FOR IMMEDIATE RELEASE

META GROUP REPORTS FOURTH-QUARTER AND YEAR-END RESULTS FOR 2001

STAMFORD, Conn. (February 21, 2002)-- META Group, Inc. (Nasdaq: METG) today announced financial results for the fourth quarter and year ended December 31, 2001.

FOURTH-QUARTER 2001 RESULTS

    o Total revenues were $30.3 million, compared to $30.9 million in the year-ago period. Retainer-based Research and Advisory Services revenues were $20.7 million, up 1.4% from $20.4 million in the fourth quarter of 2000. Revenues from Strategic Consulting decreased 8.7% to $7.9 million, compared to $8.6 million in the year-ago period. Revenues from Published Research Products were $1.8 million, compared to $1.98 million in the year-ago period, a decline of 11.2%.

    o Gross margin increased to 45.5% in fourth-quarter 2001, from 27.9% in fourth-quarter 2000.

    o Operating loss was $7.7 million, compared with a $12.5 million operating loss in the fourth quarter of 2000. The Company's February 8, 2002, press release issued in connection with the announcement of a strategic reorganization and reduction in force disclosed an estimated operating loss range for the fourth quarter that was based on a preliminary analysis of results and information available as of that date. Since the date of that release, the Company has become aware of a new development with respect to one company in which the Company has a strategic investment, has received additional information from its international distributors, and has further analyzed results. As a result, the actual operating loss exceeded the estimate contained in the press release dated February 8, 2002.

    o Net loss was $13.0 million, or $1.01 per fully diluted share, compared with a net loss of $9.97 million, or $0.91 per fully diluted share, in the fourth quarter of 2000.

    o EBITDA was negative $11.9 million for the fourth quarter of 2001, compared with negative $13.3 million for the fourth quarter of 2000.

The Company recorded the following significant items in the fourth quarter of 2001 that resulted in an aggregate $12.2 million in non-cash charges:

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A write-down of approximately $6.3 million in the carrying value of strategic investments was taken, reflective of the changing economic climate and lower valuations in the marketplace. This is shown in the Impairment Loss on the income statement.

The Company recorded accounts receivable direct write-offs and additional provisions for bad debts of approximately $5.3 million, largely associated with the France/Belgium and German distributors, several other international distributors, and certain accounts receivable from companies in which the Company has or has had strategic investments. Approximately $4.6 million of this is reflected within Selling and Marketing expense, while $0.7 million is reflected in General and Administrative expense in the income statement.

In addition, the Company recorded a $0.6 million accrual for idle facilities.

2001 RESULTS

    o Total revenues were $117.8 million, a decrease of 1.2% from $119.3 million for the year 2000. These revenues include a $4.3 million positive incremental impact from the acquisitions of the Company's Canada and Asia Pacific distributors in late 2000 and early 2001. Retainer-based Research and Advisory Services revenues were $85.5 million, up 1.1% from $84.6 million in 2000. Revenues from Strategic Consulting decreased 3.0% to $26.9 million in 2001, compared to $27.7 million in 2000. Revenues from Published Research Products were $5.4 million in 2001, compared to $7.0 million in 2000, a decline of 22.4%.

    o   Gross margin improved to 47.0% from 41.5% in 2000.

    o Net loss was $17.6 million, or $1.47 per fully diluted share, compared with a net loss of $10.5 million, or $0.97 per diluted share, for the year 2000. The effective tax rate reflects certain capital losses that are not expected to be realized in the future due to uncertainties as to the utilization of such losses. Included in the prior-year results was the cumulative effect of an accounting principle change of $2.4 million, or $0.22 per fully diluted share, related to the Company's adoption of Staff Accounting Bulletin 101 (Revenue Recognition) in the fourth quarter of 2000.

    o EBITDA (earnings before interest, taxes, depreciation, and amortization) was negative $12.3 million for 2001, compared to negative $7.8 million in 2000.

    o Cash flow from operations was $18.2 million, in contrast to negative cash flow from operations of $10.6 million in year 2000.

    o Net cash position (cash plus marketable securities less outstanding debt) was $10.5 million at December 31, 2001, compared to negative $10.6 million at December 31, 2000.

    o Days sales outstanding (DSO) at December 31, 2001 was 118 days, versus 181 days at the end of 2000.

    o The Company was not in compliance with certain financial covenants, including EBITDA and leverage ratios contained in its credit facility, and is currently negotiating a waiver from the lender, though there can be no assurance it will be received.

Dale Kutnick, META Group chairman, CEO, and co-research director, commented, "Despite an increasingly poor economic climate in which IT budgets continue to face intense scrutiny,


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we believe we have been able to adjust the business and structure it to move forward. While we continue to be disappointed with our overall business results, our key goal in 2001 was to improve our internal administrative processes with increased focus on cash management. This is reflected positively in our improved liquidity, operating cash flow, and DSO figures."

INTERNATIONAL CHANGES
In January 2002, the Company announced it had acquired a majority ownership interest in META Group AG based in Ismaning, Germany, as of December 31, 2001. With the acquisition, META Group AG became a majority-owned subsidiary of META Group, Inc. META Group AG owns the exclusive distribution rights to META Group, Inc. products and services in Spain, Portugal, Switzerland, Germany, Austria, and Central, Southern, and Eastern Europe. The consolidated balance sheet reflects the acquisition of AG, and the preliminary purchase price allocation includes approximately $8.9 million in goodwill and other intangible assets. The operating results of AG will be consolidated beginning in 2002.

OUTLOOK FOR 2002
"Looking forward into 2002, we currently expect total revenues to be in the $118 million to $120 million range, relatively flat to up slightly, and currently expect EBITDA to be in the $11 million to $13 million range," said Mike Levine, META Group president. "We currently believe revenues will benefit from the acquisition of a majority interest in META Group AG, which is expected to contribute approximately $13 million to $15 million in incremental revenues for the year 2002. We currently anticipate first-quarter 2002 revenues of $26 million to $27 million, and approximately breakeven EBITDA. We believe the general economic climate and decrease in IT spending will continue to challenge the Company's results in 2002. Our ongoing focus will be on achieving profitability, improving operational efficiencies, and increasing customer intimacy."

Dale Kutnick commented, "We will continue to focus our Research, Sales, and Marketing organizations on what we believe are the core value drivers for our customers. Specifically, we will continue to develop our pioneering IT portfolio management method, which helps senior IT executives prioritize their IT resource expenditures; we will focus on IT value management, including our best practices for driving efficiency and business value into IT organizations; we will continue to expand and brand our world-class data collection and benchmarking capabilities; and we will focus on our new market assessment method, called METAspectrum, which provides our technology user clients with the most rigorous method for evaluating the IT vendor marketplace. We believe our thought leadership position for these core value drivers will put us in the strongest possible position for 2002."

CONFERENCE CALL
META Group will hold a conference call at 10:00 am Eastern Time (US) tomorrow, Friday, February 22, 2002, to discuss its 2001 financial results, quarterly and year-end highlights, and current expectations regarding its future performance. All interested parties are invited to listen to the call live over the Internet at http://www.vcall.com. For persons unable to listen to the live Internet broadcast, a replay will be available shortly after the call on the VCall site for 30 days. A link to the VCall conference call replay will also be posted at www.metagroup.com.

ABOUT META GROUP
META Group is a leading research and consulting firm, focusing on information technology and business transformation strategies. Delivering objective, consistent, and actionable guidance, META Group enables organizations to innovate more rapidly and effectively. Our unique collaborative models help clients succeed by building speed, agility, and value into their IT and business systems and processes. Connect with WWW.METAGROUP.COM for more details.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR

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PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING
FORWARD-LOOKING STATEMENTS REGARDING INFORMATION TECHNOLOGY SPENDING, GENERAL ECONOMIC CONDITIONS AND TIMING OF A RECOVERY AND EFFECT OF SAME ON RESULTS, INVESTMENT DECISIONS BY CUSTOMERS, MARKET SHARE, REVENUES, SHIFT IN REVENUES, INTERNATIONAL REVENUES, EBITDA, PROFITABILITY, OPERATING EFFICIENCIES, COST CONTROLS AND COST REDUCTION EFFORTS, FOREIGN ACQUISITIONS, GOODWILL, EFFECT OF REORGANIZATION, OPERATING EXPENSES, EFFECT OF SALES COMMISSIONS ON EXPENSES, CAPITAL EXPENDITURES, CAPITAL REQUIREMENTS, CAPITAL LOSSES, CASH FLOW AND CASH BALANCES, BORROWING CAPACITY UNDER CREDIT FACILITY, BANK WAIVERS AND COMPLIANCE WITH COVENANTS, STRATEGIC DIRECTIONS FOR PRODUCT/SERVICE DEVELOPMENT AND INTRODUCTION, INTERNATIONAL OPERATIONS AND DISTRIBUTORS AND CUSTOMER SERVICE CAPABILITY. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, BUT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, RISKS RELATING TO: OPERATING LOSSES AND THE ABILITY TO ACHIEVE PROFITABILITY; THE COMPANY'S ABILITY TO MANAGE EXPENSE LEVELS AND REALIZE EFFICIENCIES FROM REORGANIZATIONS; THE COLLECTION OF OUTSTANDING ACCOUNTS RECEIVABLE; ANY FAILURE BY THE COMPANY TO MEET ITS WORKING CAPITAL AND CAPITAL EXPENDITURE REQUIREMENTS; CHANGES IN THE SPENDING PATTERNS OF THE COMPANY'S TARGET CLIENTS, INCLUDING, BUT NOT LIMITED TO, DECREASES IN IT SPENDING; GENERAL ECONOMIC CONDITIONS; CHANGES IN THE MARKET DEMAND FOR IT RESEARCH AND ANALYSIS AND COMPETITIVE CONDITIONS IN THE INDUSTRY; THE COMPANY'S ABILITY TO MANAGE GROWTH AND IMPLEMENT SYSTEMS AND PROCESSES REQUIRED BY SUCH GROWTH; MARKET ACCEPTANCE OF AND DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES; THE LEVEL AND TIMING OF SUBSCRIPTION RENEWALS TO RESEARCH AND ADVISORY SERVICES; THE LEVEL AND TIMING OF CONTRACTED STRATEGIC CONSULTING BILLING; THE INTEGRATION OF NEW BUSINESSES INTO THE OPERATIONS OF THE COMPANY; THE TIMING OF PRODUCTION AND DELIVERY OF PUBLISHED RESEARCH PRODUCTS SOLD BY THE COMPANY; THE MIX OF DOMESTIC VERSUS INTERNATIONAL BUSINESS; THE TIMING OF THE DEVELOPMENT, INTRODUCTION, MARKETING, AND MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES; THE INABILITY OF THE COMPANY TO INCREASE ITS PENETRATION OF EXISTING CUSTOMERS AND EXPAND TO ADDITIONAL CUSTOMERS; THE MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES INTERNATIONALLY; THE INABILITY OF THE COMPANY TO MANAGE AND FUND ITS INTERNATIONAL OPERATIONS; THE INABILITY OF THE COMPANY TO FIND DISTRIBUTORS FOR ITS PRODUCTS AND SERVICES INTERNATIONALLY; POLITICAL AND SOCIAL TURMOIL IN FOREIGN MARKETS AND OTHER INTERNATIONAL RISKS; THE RECRUITMENT, RETENTION, AND DEVELOPMENT OF RESEARCH ANALYSTS, CONSULTANTS, MANAGEMENT, AND ADMINISTRATIVE STAFF; THE AVAILABILITY OF OUTSIDE CONSULTANTS NEEDED TO FULFILL CERTAIN SERVICE OFFERINGS; THE TIMING AND EXECUTION OF THE COMPANY'S STRATEGIC PLANS; BORROWINGS UNDER AND COMPLIANCE WITH THE COMPANY'S CREDIT FACILITY; GOODWILL AND ANY IMPAIRMENT THEREOF; STRATEGIC INVESTMENTS AND ANY IMPAIRMENT THEREOF; VOLATILITY AND UNPREDICTABILITY OF THE COMPANY'S STOCK PRICE; AND OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SEC, INCLUDING THOSE DISCUSSED IN THE COMPANY'S ANNUAL REPORT FILED WITH THE SEC ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.

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META GROUP, INC.

                                                     -------------------------    ----------------------
OPERATING RESULTS                                    Quarter Ended December 31,   Year Ended December 31,
                                                     -------------------------    ----------------------
  (IN THOUSANDS, EXCEPT PER SHARE DATA)                      2001         2000         2001         2000
                                                     -------------------------    ----------------------
REVENUES
   Research and advisory services                    $     20,668    $  20,375    $  85,483    $  84,556
   Published research products                              1,760        1,982        5,439        7,009
                                                     -------------------------    ----------------------

       Total renewable revenues                            22,428       22,357       90,922       91,565

   Strategic consulting                                     7,868        8,616       26,863       27,707
                                                     -------------------------    ----------------------

        Total revenues                                     30,296       30,973      117,785      119,272
                                                     -------------------------    ----------------------

OPERATING EXPENSES
   Cost of services and fulfillment                        16,507       22,334       62,439       69,728
   Selling and marketing                                   14,477       11,819       45,242       37,161
   General and administrative                               4,986        7,470       15,426       17,519
   Depreciation and amortization                            1,990        1,863        7,708        4,867
   Restructuring charge                                         -            -          359            -
                                                     -------------------------    ----------------------
        Total operating expenses                           37,960       43,486      131,174      129,275

OPERATING INCOME (LOSS)                                    (7,664)     (12,513)     (13,389)     (10,003)

IMPAIRMENT LOSS                                            (6,311)      (2,640)      (9,165)      (2,640)
OTHER INCOME (EXPENSE), NET                                   (21)        (400)       2,063          361

LOSS BEFORE (BENEFIT) FOR INCOME TAXES                    (13,996)     (15,553)     (20,491)     (12,282)
(BENEFIT) FOR INCOME TAXES                                   (970)      (5,585)      (2,881)      (4,244)
                                                     -------------------------    ----------------------
LOSS BEFORE CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING PRINCIPLE                        (13,026)      (9,968)     (17,610)      (8,038)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE             -            -            -       (2,438)
                                                     -------------------------    ----------------------

NET LOSS                                                ($ 13,026)   ($  9,968)   ($ 17,610)   ($ 10,476)
                                                     =========================    ======================

AMOUNTS PER BASIC COMMON SHARE:
  LOSS BEFORE CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE                       ($   1.01)   ($   0.91)   ($   1.47)   ($   0.75)

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE   $    0.00    $    0.00    $    0.00    ($   0.22)
                                                     -------------------------    ----------------------

  NET LOSS                                              ($   1.01)   ($   0.91)   ($   1.47)   ($   0.97)
                                                     =========================    ======================

AMOUNTS PER DILUTED COMMON SHARE:
  LOSS BEFORE CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE                       ($   1.01)   ($   0.91)   ($   1.47)   ($   0.75)

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE   $    0.00    $    0.00    $    0.00    ($   0.22)
                                                     -------------------------    ----------------------

  NET LOSS                                              ($   1.01)   ($   0.91)   ($   1.47)   ($   0.97)
                                                     =========================    ======================

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING                  12,843       10,898       11,960       10,763
                                                     =========================    ======================

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING                12,843       10,898       11,960       10,763
                                                     =========================    ======================
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
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                                                     -------------------------
BALANCE SHEET DATA                                   December 31,  December 31,
  (IN THOUSANDS)                                     -------------------------
                                                            2001          2000
                                                     -------------------------
ASSETS
   Cash and cash equivalents                          $    21,433    $   3,622
   Accounts receivable, net                                40,542       57,825
   Deferred tax asset                                       2,689        5,806
   Tax refund receivable                                        0        2,100
   Deferred commissions                                     1,150        3,428
   Other current assets                                     2,208        1,455
                                                     -------------------------
      Total current assets                                 68,022       74,236

   Marketable securities                                        0        6,719
   Long-term portion of accounts receivable                 2,572        4,444
   Furniture and equipment, net                            11,939       14,712
   Deferred tax asset                                       9,866        3,733
   Goodwill and other intangibles, net                     33,872       23,532
   Investments and advances                                 8,190       18,818
   Other assets                                               554        6,269
                                                     -------------------------
        Total assets                                 $    135,015    $ 152,463
                                                     =========================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deferred Revenues                                 $     45,827    $  44,087
   Accounts payable                                         2,068        4,856
   Borrowings under revolving credit agreement              3,042       20,900
   Current portion of long-term debt                        2,724
   Accrued compensation                                     5,709        6,086
   Accrued liabilities                                      6,918        3,849
   Income taxes payable                                       567          176
   Other current liabilities                                5,450          463
                                                     -------------------------
        Total current liabilities                          72,305       80,417

   Long-term portion of deferred revenues                   4,813        6,338
   Long-term debt                                           5,111            0

        Total liabilities                                  82,229       86,755
                                                     -------------------------

Stockholders' equity:
Common stock                                                  136          116
Paid-in capital                                            58,102       52,874
Accumulated other comprehensive loss                         (381)        (160)
Treasury stock                                               (659)        (320)
Retained earnings (deficit)                                (4,412)      13,198
                                                     -------------------------
   Total stockholders' equity                              52,786       65,708
                                                     -------------------------
   Total liabilities and stockholders' equity        $    135,015    $ 152,463
                                                     =========================
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